Exhibit 99. 1

iPower Eliminates Major Cost Center and Receives $2.3 Million

in Consideration as Part of Strategic Restructuring While

Retaining Core Supply Chain Platform

RANCHO CUCAMONGA, Calif., February 2, 2026 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”) today announced that it has eliminated a major operating cost center while receiving total consideration of approximately $2.3 million as part of a strategic restructuring designed to streamline operations and strengthen the Company’s core supply chain and fulfillment platform.

Through this transaction, iPower has removed major costs associated with online sales operations by selling its subsidiary, Global Product Marketing Inc., while retaining iPower’s core supply chain, procurement, fulfillment and software infrastructure. The Company will continue to maintain its e-commerce capabilities through its internal operating experience and strategic partnerships, and also maintain ongoing commercial arrangements that provide continued access to future purchase orders and supply chain revenue opportunities, without bearing the previously associated operating expenses.

The transaction is expected to:

•	Significantly reduce operating expenses by eliminating a major cost center;
•	Increase iPower’s asset base by approximately $2.3 million; and
•	Preserve future supply chain revenue opportunities with positive contribution margins, which may reach up to approximately 15% under applicable commercial arrangements.

“This restructuring reflects a disciplined focus on efficiency and long-term value creation,” said Lawrence Tan, Chief Executive Officer of iPower. “By removing a high-cost operating component while retaining our supply chain platform and commercial relationships, we have improved our cost structure, strengthened our balance sheet, and positioned iPower to pursue sustainable, margin-positive revenue opportunities going forward.”

As a result of the improved cost structure and enhanced balance sheet following this restructuring, iPower noted that the Company is better positioned to prudently evaluate and support its previously announced digital asset initiatives, including its Digital Asset Treasury strategy. The Company emphasized that such initiatives remain subject to disciplined capital allocation, governance and risk management, and are intended to complement—rather than replace—its core operating focus.

Following completion of the transaction, iPower expects to operate with lower operating costs, improved operating efficiency and greater strategic flexibility as it continues to evaluate opportunities aligned with its core competencies.

The Company noted that this transaction represents one step in a broader effort to sharpen iPower’s operating focus, reduce structural costs, and maintain flexibility to pursue future growth opportunities.

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About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven online retailer and a provider of value-added e-commerce services for third-party products and brands. iPower operates a nationwide fulfillment network and is expanding infrastructure across software, logistics, and manufacturing, with an aim to also pursue initiatives in digital assets and blockchain integration. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements, including statements regarding the implementation of iPower’s digital asset strategy, the anticipated benefits of holding digital assets, and iPower’s future business plans in this sector. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure investors that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Media & Investor Contact

IPW.IR@meetipower.com

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